Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of ante4, Inc., that, to his knowledge, the Quarterly Report of WPT Enterprises, Inc. on Form 10-Q for the period ended September 27, 2009, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of ante4, Inc. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to ante4, Inc. and will be retained by ante4, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 10, 2009	/s/ Steven Lipscomb
Steven Lipscomb
President, Chief Executive Officer and Secretary

Date: November 10, 2009	/s/ John Simonelli
John Simonelli
Interim Chief Financial Officer